Exhibit 10.20

First Amendment to SC Land Concession (2012)

[ENGLISH TRANSLATION FOR REFERENCE ONLY]

MACAU SPECIAL ADMINISTRATIVE REGION

BUREAU OF THE SECRETARY FOR TRANSPORT AND PUBLIC WORKS

OFFICIAL GAZETTE – SERIES II
Diploma:	Dispatch of the Secretary for Transport and Public Works no. 31/2012

•  Revises the leasehold concession for a plot of land located in the embankment area between the islands of Taipa and Coloane, Lots G300, G310 and G400, to be developed with the construction of a five star hotel complex and a movie production center with supporting facilities for tourism and entertainment.

OG N.~~º~~:	30/2012
Published on:	2012.7.25
Page:	8634-8643

Official Chinese version: http://bo.io.gov.mo/bo/ii/2012/30/despstop_cn.asp#31
Official Portuguese version: http://bo.io.gov.mo/bo/ii/2012/30/despstop.asp#31

Dispatch of the Secretary for Transport and Public Works no. 31/2012

Using the faculty granted by article 64 of the Basic Law of the Macau Special Administrative Region, and in accordance with articles 107 and 129 both of Law no. 6/80/M, dated July 5, the Secretary for Transport and Public Works hereby orders:

1. In accordance with the terms and conditions of the annexed contract, which forms an integral part of this dispatch, the leasehold concession for the plot of land with 140,789 sq.m., located in the embankment area between the islands of Taipa and Coloane, Lots G300, G310 and G400, registered with the Land Registry under no. 23,059, to be developed with the construction of a five star hotel complex and a movie production center with supporting facilities for tourism and entertainment, is hereby revised.

2. In the context of the abovementioned revision, and due to the new alignments defined for the site, a plot to be detached of the land identified in the preceding number, with an area of 10,000 sq.m. shall revert, free of any charges and encumbrances, to the possession of the Macau Special Administrative Region, to form part of its private domain, being the granted land reduced to an area of 130,789 sq.m..

3. This dispatch enters into force immediately.

July 19, 2012.

The Secretary for Transport and Public Works, Lau Si Io.

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ANNEX

(File no. 6,396.02 of the Land, Public Works, and Transport Bureau and File no. 12/2012 of the Land Committee)

Contract agreed between:

The Macau Special Administrative Region, as first party; and

The company Studio City Developments Limited, as second party.

Whereas:

1. The company named “Studio City Developments Limited” (formerly known as East Asia – Satellite Television Limited), with registered office in Macau, at Avenida Dr. Mário Soares, no. 25, Edifício Montepio, 1.~~º~~ andar, Sala 13, registered with the Commercial and Movable Assets Registry under no. 14,311 (SO), is the holder of the rights arising from the leasehold concession of the plot of land with 140,789 sq.m., located in the embankment area between the islands of Taipa and Coloane, hereinafter referred to as COTAI, lots G300, G310 and G400, described in the Land Registry, hereinafter referred to as LR, under no. 23,059, as per the registration in favor of the concessionaire under no. 26,642F.

2. The above mentioned concession is governed by the contract titled by the Dispatch of the Secretary for Transport and Public Works no. 100/2001, published in the Official Gazette of the Macau Special Administrative Region no. 42, Series II, dated October 17, 2001.

3. Under the terms of the third and fifth clauses of the leasehold concession contract, the land is intended for the concessionaire’s own use for the construction of a movie production center with supporting facilities for tourism and entertainment.

4. In 2005, due to the submission of a new development plan which, further to the movie production center, contemplates the construction of a 5 star hotel complex, a procedure for the revision of the leasehold concession contract was commenced.

5. This new plan intends to adjust the project to the development of the Macau Special Administrative Region, hereinafter referred to as MSAR, especially with the materialization of investments made and projected for COTAI.

6. The revision procedure followed its course; however it was not concluded for reasons attributable to the concessionaire, namely, first, the submission of an amendment to the development plan submitted in 2005 and, subsequently, the failure to submit an economic and financial feasibility study for the proposed development, requested by the Land, Public Works, and Transport Bureau, hereinafter referred to as DSSOPT, in accordance with the proposal made by the Land Committee.

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7. The said study was submitted on August 8, 2011, and on later dates the concessionaire submitted additional information requested by the DSSOPT.

8. In the meantime, meetings were held with representatives of the concessionaire in order to clarify the phasing of the project and the adjustment of the conditions of the draft contract, which would be accepted by the concessionaire through the statement submitted on February 8, 2012.

9. The land in question, with a total area of 140,789 sq.m. is noted and demarcated with letters “A” and “B”, with an area of 130,789 sq.m. and 10,000 sq.m., on plan no. 5,899/2000, issued by the Cartography and Cadaster Bureau, hereinafter referred to as DSCC, on January 3, 2012.

10. Due to the new alignments defined for the site, the plot of land marked with letter “B” on the abovementioned plan, to be detached from the plot of land mentioned in the preceding recital, shall be incorporated in the private domain of the MSAR.

11. The procedure followed its regular course, and the file was sent to the Land Committee which, convening on March 29 and May 10, 2012, issued a favorable opinion to the acceptance of the request, which was confirmed by dispatch of the Chief Executive dated May 21, 2012.

12. In accordance with and for the purposes provided by article 125 of Law 6/80/M, dated July 5, the conditions of the contract titled by this dispatch were notified to the concessionaire and expressly accepted by it, as per the statement submitted on June 13, 2012, signed by Ho, Lawrence Yau Lung, with professional domicile in Macau, at Avenida Xian Xing Hai, Edifício Golden Dragon Centre, 22.~~º~~ andar, in his capacity as Group A Director and on behalf of the company named “Studio City Developments Limited”, capacity and powers verified by the Private Notary Hugo Ribeiro Couto, in accordance with the certification affixed to the said declaration.

13. The concessionaire paid the premium stipulated in paragraph 2) of Article Four of the contract titled by this dispatch.

Article One – Object of the contract

1. The object of the present contract is:

1) The revision of the leasehold concession contract, in light of the alteration of the purpose and the modification of the development of the land, with the area of 140,789 sq.m. (one hundred and forty thousand seven hundred and eighty-nine square meters), located in the embankment area between the islands of Taipa and Coloane, lots G300, G310 and G400, described in the LR under no. 23,059, and which rights arising from the leasehold concession are registered in favor of the second party under no. 26,642F, titled by the Dispatch of the Secretary for Transport and Public Works no. 100/2001, published in the Official Gazette of the Macau Special Administrative Region no. 42, Series II, dated October 17, 2001.

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2) The reversion, free from any charges and encumbrances, in favor of the first party, to be integrated in the private domain of the MSAR, of a portion of the land identified in the preceding paragraph, with an area of 10,000 sq.m. (ten thousand square meters), marked with the letter “B” on plan no. 5,899/2000, issued by the DSCC, on January 3, 2012, that is an integral part of the present contract, and to which a value of MOP$10,000,000.00 (ten million patacas) is attributed.

2. In consequence of what is mentioned in the preceding number, the land will now have the area of 130,789 sq.m. (one hundred and thirty thousand seven hundred and eighty-nine square meters), noted and marked with the letter “A” in the abovementioned cadastral plan, which concession is governed by the clauses of the contract titled by the Dispatch of the Secretary for Transport and Public Works no. 100/2001; published in the Official Gazette of the Macau Special Administrative Region no. 42, Series II, dated October 17, 2001, with the amendments now introduced to the second, third, fourth, tenth and eleventh clauses, which will have the following wording:

“Second Clause – Lease Term

1. .....……

2. The term of the lease, stipulated in the preceding number, may, in accordance with the applicable legislation, be successively renewed.

Third Clause – Development and Purpose of the Land

1. The land is developed with the construction of a complex of five star hotels and one movie production center and supporting facilities for tourism and entertainment, with the following gross construction areas:

1) Five star hotel	480,000 sq.m.;

2) Movie Industry (including supporting facilities for tourism and entertainment)	80,000 sq.m.;

3) Parking (five star hotel)	85,567 sq.m.;

4) Parking (movie industry)	13,568 sq.m.;

5) Free area (five star hotel)	39,962 sq.m.;

6) Free area (movie industry)	7,981 sq.m.

2. The areas mentioned in the preceding number may be subject to eventual rectifications, to be made when the inspection takes place, for the purpose of the issuance of the respective occupancy license.

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Fourth Clause – Rent

1. During the period of the development of the land, the second party shall pay the annual rent of MOP$3,923,670.00 (three million nine hundred and twenty-three thousand six hundred and seventy patacas), corresponding to MOP$30.00 (thirty patacas) per square meter of the granted land.

2. After the completion of the works for the development of the land, the annual rent to be paid is updated to MOP$9,064,584.00 (nine million and sixty-four thousand five hundred and eighty-four patacas), calculated as follows:

1) Five star hotel: 480,000 sq.m. x MOP$15.00/sq.m.	MOP$7,200,000.00;

2) Movie industry: 80,000 sq.m. x MOP$6.00/sq.m.	MOP$480,000.00;

3) Car parking (five star hotel): 85,567 sq.m. x MOP$10.00/sq.m.	MOP$855,670.00;

4) Car parking (movie industry): 13,568 sq.m. x MOP$6.00/sq.m.	MOP$81,408.00;

5) Free area (five star hotel): 39,962 sq.m. x MOP$10.00/sq.m.	MOP$399,620.00;

6) Free area (movie industry): 7,981 sq.m. x MOP$6.00/sq.m.	MOP$47,886.00.

3. The rents are reviewed every five years, counted from the date of the publication in the Official Gazette of the Macau Special Administrative Region of the dispatch that titles the present contract, notwithstanding the immediate application of new rent amounts established in legislation that, during the validity of this contract, may be published.

Tenth Clause – Security Deposit

1. In accordance with article 126 of Law no. 6/80/M, dated July, 5, the second party shall pay a security deposit in the amount of MOP$3,923,670.00 (three million nine hundred and twenty-three thousand six hundred and seventy patacas), by way of a deposit or bank guarantee accepted by the first party.

2. ………

3. The security deposit mentioned in no. 1 shall be returned to the second party by the Financial Services Bureau, at the first’s request, upon submission of the occupancy licenses issued by the DSSOPT.

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Eleventh Clause – Transfer

1. The transfer of situations arising from this concession, due to its nature, is subject to prior authorization of the first party, and subjects the transferee to the revision of the conditions of the present contract, namely the one relating to the premium.

2. As guarantee for the financing necessary for the undertaking, the second party may constitute a voluntary mortgage over the leasehold right of the hereby granted land, in favor of any credit institution with head office or branch in the MSAR, in accordance with article 2 of Decree-Law no. 51/83/M, dated December 26.”

Article Two – Development Period

1. The development of the land should be completed within the global deadline of 72 (seventy-two) months, counted from the date of the publication in the Official Gazette of the Macau Special Administrative Region of the dispatch that titles the present contract.

2. The deadline provided in the preceding number includes the deadlines for the submission, by the second party, and consideration, by the first party, of the construction project and the issuance of the respective permits.

3. Regarding the submission of the projects and the commencement of the works, the second party should comply with the following timeline:

1) 60 (sixty) days, counted from the date of the publication of the dispatch mentioned in no. 1, to prepare and submit the preliminary construction project (architectural project);

2) 90 (ninety) days, counted from the date of the notice of the approval of the architectural project, to prepare and submit the construction project (foundations, structure, water, waste, electricity and further specific projects);

3) 90 (ninety) days, counted from the date of the notice of the approval of the construction project, to submit the request for the construction permit;

4) 15 (fifteen) days, counted from the date of the issuance of the construction permit, to commence the works.

4. For the purposes of compliance with the deadlines mentioned in the preceding number, the projects are only deemed to be effectively submitted when they are fully and properly supported with all relevant elements.

Article Three - Fine

1. For the non-compliance of any of the deadlines provided for in the preceding article, the second party is subject to a fine, which may be of up to MOP$1,000,000.00 (one million patacas) for each day of delay, up to 60 (sixty) days; in excess of such period and up to the global maximum of 120 (one hundred and twenty) days, it is subject to a fine of up to twice the said amount, except when there are duly justified special reasons, accepted by the first party.

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2. The second party is exonerated from the responsibility mentioned in the preceding number in cases of force majeure or other relevant facts that are proven to be beyond its control.

3. Cases of force majeure are considered as those that result exclusively from unforeseeable and unavoidable events.

4. For the purpose of no. 2, the second party undertakes to notify, in writing, the first party, as quickly as possible, of the occurrence of the abovementioned facts.

Article Four – Premium

Notwithstanding the payment by the second party of the premium under the conditions established in the ninth clause of the concession contract titled by the Dispatch of the Secretary for Transport and Public Works no. 100/2001, published in the Official Gazette of the Macau Special Region no.42, Series II, of October 17, 2001, the second party shall also pay to the first party, pursuant to the present revision, as premium of the contract, the global amount of MOP$1,401,971,114.00 (one billion four hundred and one million nine hundred and seventy-one thousand and one hundred and fourteen patacas), in the following manner:

1) MOP$188,800,000.00 (one hundred and eighty-eight million and eight hundred thousand patacas), already paid at the Financial Services Bureau (Non-Recurrent Income Invoice no. 90/2006);

2) MOP$283,000,000.00 (two hundred and eighty-three million patacas) at the time of acceptance of the conditions of the present contract, referred to in article 125 of Law no. 6/80/M, dated July 5;

3) The remainder, in the amount of MOP$930,171,114.00 (nine hundred and thirty million one hundred and seventy-one thousand and one hundred and fourteen patacas), which shall accrue interest at the annual rate of 5%, shall be paid in 5 (five) bi-annual installments, equal in capital and interest, in the amount of MOP$200,216,412.00 (two hundred million two hundred and sixteen thousand and four hundred and twelve patacas) each, the first being due 6 (six) months after the date of the publication in the Official Gazette of the Macau Special Administrative Region of the dispatch that titles this contract.

Article Five – Occupancy License

The occupancy license will only be issued after the submission of proof that the premium determined in Article Four has been fully paid, and provided that the obligations contained in the sixth clause of the contract mentioned in paragraph 1 of no. 1 of Article One are shown to be fulfilled.

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Article Six – Lapse

1. The concession shall lapse in the following cases:

1) upon the expiration of the period provided for in no. 1 of Article Three during which the fine is aggravated;

2) unauthorized alteration to the purpose of the concession while the development of the land has not been completed;

3) interruption of the development of the land for a period of more than 90 (ninety) days, except when there are duly justified special reasons, accepted by the first party.

2. The lapse of the concession is declared by dispatch of the Chief Executive, to be published in the Official Gazette of the Macau Special Administrative Region.

3. The lapse of the concession determines the reversion of the land to the possession of the first party, with all improvements made thereon, without the right of any compensation for the second party.

Article Seven - Termination

1. The concession may be terminated in any of the following events:

1) Lack of timely payment of the rent;

2) unauthorized alteration to the development of the land and/or the purpose of the concession, when the development of the land has been completed;

3) non-fulfilment of the obligations contained in the sixth clause of the contract mentioned in paragraph 1 of no. 1 of Article One and in Article Four;

4) a transfer of the rights resulting from this concession in breach of the eleventh clause of the contract mentioned in paragraph 1 of no. 1 of Article One.

2. The termination of this contract is declared by dispatch of the Chief Executive, to be published in the Official Gazette of the Macau Special Administrative Region.

Article Eight – Reference

The initial contract, titled by the Dispatch of the Secretary for Transportation and Public Works no. 100/2001, published in the Official Gazette of the Macau Special Administrative Region no.42, Series II, dated October 17, 2001, shall remain in effect in all that has not been expressly superseded by the present revision.

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Article Nine - Jurisdiction

For the purposes of resolving any disputes arising from the present contract, the competent jurisdiction is the Macau Special Administrative Region.

Article Ten – Applicable Law

The present contract is governed, in matters not herein provided for, by Law no. 6/80/M, dated July 5, and further applicable legislation.

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